UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 30, 2013

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, Lucas Energy, Inc. (“Lucas” or the “Company”) entered into a separation agreement with William J. Dale, the Chief Financial Officer, Treasurer and Secretary of the Company.  The separation agreement follows discussions between Mr. Dale and the Company regarding Mr. Dale’s desire to pursue other interests.

The separation agreement provided for Mr. Dale’s resignation as the Chief Financial Officer, Treasurer, and Secretary of the Company, effective September 30, 2013; mutual releases of the parties relating to Mr. Dale’s employment (provided that the releases will not affect any right Mr. Dale may have to seek indemnification under the Company’s articles of incorporation or bylaws); the payment to Mr. Dale of five months’ of salary (payable over the next five months) as severance pay; and Mr. Dale agreed to provide reasonable services to the Company in connection with the transition of his services.

Anthony C. Schnur, Lucas’s Chief Executive Officer and former Chief Financial Officer, will immediately assume Mr. Dale’s duties.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

99.1*	Press Release

* Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: October 1, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release

* Furnished herewith.